EXHIBIT 2.5

                               GUARANTY AGREEMENT

      This Guaranty Agreement ("Guaranty Agreement") is made and entered into as of the 1st day of April, 2003, by Hancock Aluminum LLC, a Delaware limited liability company ("Hancock"), Century Kentucky, Inc., a Delaware corporation ("CKI"), NSA Ltd., a Kentucky limited partnership ("NSA"), Century Aluminum of West Virginia, Inc., a Delaware corporation ("CAWV"), Berkeley Aluminum, Inc., a Delaware corporation ("Berkeley"), Metalsco, Ltd., a Georgia corporation ("Metalsco"), and Skyliner, Inc., a Delaware corporation ("Skyliner") (each of the foregoing a "Guarantor" and collectively, the "Guarantors"), for the benefit of Glencore Acquisition I LLC, a Delaware limited liability company ("GAC") and Glencore Ltd., a Swiss corporation acting through its Stamford, Connecticut branch ("Glencore").

      All capitalized terms used in this Guaranty Agreement shall have the meanings set forth in the Asset Purchase Agreement entered into by and among Century Aluminum Company, a Delaware corporation ("Century"), Hancock, Glencore and GAC, dated April 1, 2003 (the "Asset Purchase Agreement"), except as otherwise expressly indicated herein.

      As of the date hereof Glencore and GAC have sold to Century, through its wholly owned subsidiary, Hancock: (i) the Fifth Potline Interest, (ii) the 20% Undivided Interest, (iii) the Membership Interest, (iv) the Additional Interest,
(v) the Alumina Supply Interest, (vi) the GAC Easement and (vii) the GAC Purchased Working Capital, pursuant to the Asset Purchase Agreement. As partial payment of the Purchase Price being paid by Century under the Asset Purchase Agreement, as of the date hereof Century has issued to (x) GAC, the Hawesville Purchase Note and (y) Glencore, the Letter of Credit Reimbursement Note (collectively, the "Notes"). In order to secure the obligations of Century under the Notes, Hancock, Glencore and GAC have entered into the Security Agreement and the Mortgage. As further security for the

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performance of Century's obligations under the Notes, and in order to induce
Glencore and GAC to enter into and to perform their respective obligations under the Asset Purchase Agreement and pursuant to the requirements of the Asset Purchase Agreement and in furtherance of the transactions contemplated thereby, the Guarantors have executed this Guaranty Agreement in favor of GAC and Glencore.

      Each Guarantor hereby agrees for the benefit of GAC and Glencore, as the case may be, that:

      1. Guaranties. Each Guarantor unconditionally guarantees the full and punctual payment when due of any and all sums payable by Century pursuant to, and the performance by Century of all of Century's obligations under the Notes and any other documents executed pursuant thereto or in connection with the consummation of the transactions contemplated thereby. If Century shall fail to perform and discharge any such obligations within applicable cure periods, if any, the Guarantors shall perform and discharge such obligations upon written notice from GAC or Glencore, as the case may be, as provided in Section 2.

      2. Nature of Guaranties. GAC and Glencore, as the case may be, shall have the rights and benefits of this Guaranty Agreement and the right to enforce its provisions, provided that written notice of a default by Century and the lapse of the applicable cure period, if any, shall be given to the Guarantors and the Guarantors shall have a period of ten (10) days after the date of such notice within which to cure such default. Except for the notice requirement set forth above, each of the Guarantors hereby waives diligence, presentment, demand for payment, filing of claims with a court, any right to require a suit against Century, and protest with respect to any performance of an obligation required under this Guaranty Agreement, the Notes or related instruments. This Guaranty Agreement shall be effective irrespective of the validity, regularity or


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enforceability of the Asset Purchase Agreement, the Notes, the Security
Agreement or the Mortgage or any related instrument and shall not be subject to any setoff. Each of the Guarantors intends this Guaranty Agreement and each of its respective obligations hereunder to be absolute and unconditional, and hereby waives, to the fullest extent permitted under applicable laws, any and all defenses available to such Guarantor with respect to its obligations under this Guaranty Agreement; and for that purpose (without limiting the generality of the foregoing):

      2.1 Each of the Guarantors agrees that, without notice to any of the Guarantors and without the necessity for any additional endorsement, consent or guaranty by the Guarantors:

      2.1.1 GAC and Glencore, as the case may be, may agree with Century that the obligations of Century guaranteed hereunder (the "Guaranteed Obligations") may, from time to time and in whole or in part, be renewed, extended or modified (with respect to time for payment or the terms of indebtedness or otherwise), compromised, released or discharged; and

      2.1.2 GAC or Glencore, as the case may be, on the one hand, and Century, on the other, may amend in any way the Asset Purchase Agreement, the Notes, the Security Agreement, the Mortgage or any agreement, document or instrument contemplated therein; all without impairing or affecting in any way the liability of the Guarantors under this Agreement.

      2.2 GAC or Glencore, as the case may be, may neglect or forebear to enforce payment hereunder, or under the Asset Purchase Agreement, the Notes, the Security Agreement, the Mortgage or any other document, instrument or agreement contemplated therein, without in any way affecting or impairing the liability of the Guarantors under this Guaranty Agreement.


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No delay on the part of GAC or Glencore, as the case may be, in exercising any rights hereunder or thereunder or any failure by GAC or Glencore, as the case may be, to exercise the same shall operate as a waiver of such rights, and no notice to or demand on the Guarantors, or any of them, shall be deemed to be a waiver of any obligation of the Guarantors or of the right of GAC or Glencore, as the case may be, to take further action as provided herein.

      2.3 The obligations of the Guarantors under this Guaranty Agreement shall be continuing and irrevocable, and shall cover and secure any and all Guaranteed Obligations and shall remain in full force and effect until all the Guaranteed Obligations shall have been satisfied and paid in full. The liability of the Guarantors under this Guaranty Agreement shall not be discharged or reduced by reason of any bankruptcy or insolvency proceeding involving Century or any proceeding for the reorganization, liquidation or dissolution of Century. Each of the Guarantors shall remain liable for (and this Guaranty Agreement shall be reinstated, if necessary) if and to the extent that any payment of any Guaranteed Obligations by or on behalf of Century is, at any time after such payment is made, recovered from GAC or Glencore, as the case may be, by a third party by legal proceedings or otherwise, or by a trustee or receiver in bankruptcy, and GAC or Glencore, as the case may be, shall be under no duty to contest any such recovery.

      3. Covenants of the Guarantors. So long as this Guaranty Agreement remains in effect, each Guarantor agrees (a) that it will maintain its corporate existence and will not voluntarily dissolve without discharging its obligations under this Guaranty Agreement and (b) that it will not assign its obligations under this Guaranty Agreement; provided, however, such Guarantor may consolidate with or merge into another corporation or may transfer all or substantially all of its assets to another corporation but only on the condition that the assignee


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corporation or the surviving corporation shall be within the Century consolidated group and shall expressly assume in writing and agree to perform all of such Guarantor's obligations hereunder.

      4. Representations of the Guarantors. Each of the Guarantors hereby represents and warrants to GAC and Glencore that (a) it has full power and authority to enter into this Guaranty Agreement and to perform its obligations hereunder, (b) it has taken all appropriate action (corporate or otherwise) to authorize the execution and delivery of this Guaranty Agreement and to perform its obligations hereunder, and (c) it is Solvent on and as of the date hereof, after giving effect to the transactions contemplated hereby and by the Asset Purchase Agreement. For the purposes hereof, "Solvent" means, with respect to any Guarantor, that as of the date of determination, (i) the then present fair saleable value of the assets of such Guarantor will exceed the amount that will be required to be paid on or in respect of the then existing debts and other liabilities (including contingent liabilities) of such Guarantor as they become absolutely due and matured, (ii) such Guarantor believes that its assets will not constitute unreasonably small capital to permit it to carry out its business as conducted or as proposed to be conducted, and (iii) such Guarantor does not intend to, and does not believe that it will, incur debts beyond its ability to pay such debts as they mature. For purposes of this definition, the amount of any contingent liability at any time, with respect to any Guarantor, shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that in the good faith judgment of such Guarantor can reasonably be expected to become an actual or matured liability of such Guarantor.

      5. Notice. Any notice hereunder shall be given in the manner set forth in the Asset Purchase Agreement. Each Guarantor's address for such purpose is c/o Century Aluminum


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Company, 2511 Garden Road, Building A, Suite 200, Monterey, CA 93940, Attention:
Gerald J. Kitchen; Fax No.: (831) 642-9328.

      6. Successors and Beneficiaries. This Guaranty Agreement shall be binding upon the successors of each of the Guarantors, and shall inure to the benefit of and shall be enforceable by GAC and Glencore and any of their respective successors or assigns.

      7. Governing Law. This Guaranty Agreement and the rights and obligations of the parties shall be governed, construed and interpreted according to the laws of the State of New York applicable to contracts made and to be performed in that State. Each of the Guarantors hereby submits to the personal jurisdiction of the U.S. District Court sitting in the Borough of Manhattan, New York, New York, for purposes of any adjudication or enforcement of this Guaranty Agreement, and each of the Guarantors hereby waives any defenses it may have to personal jurisdiction in such court and any defense that such is an inconvenient or burdensome forum.

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      IN WITNESS WHEREOF, each of the Guarantors has executed this Guaranty
Agreement by the Guarantors for the benefit of GAC and Glencore by its duly authorized officers as of the date first above written.


                                      HANCOCK ALUMINUM LLC,
                                      a Delaware limited liability company

                                      By: ____________________________________
                                      Name:
                                      Title:


ATTESTED:

By ______________________________


                                      CENTURY KENTUCKY, INC.
                                      a Delaware corporation

                                      By: ____________________________________
                                      Name:
                                      Title:


ATTESTED:

By ______________________________

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                                      NSA, LTD., a Kentucky limited partnership,
                                          By Metalsco, Ltd., its general partner

                                      By: ____________________________________
                                      Name:
                                      Title:


ATTESTED:

By ______________________________


                                      CENTURY ALUMINUM OF WEST VIRGINIA, INC., a Delaware corporation

                                      By: ____________________________________
                                      Name:
                                      Title:


ATTESTED:

By ______________________________


                                      BERKELEY ALUMINUM, INC.
                                      a Delaware corporation

                                      By: ____________________________________
                                      Name:
                                      Title:

ATTESTED:

By ________________________________

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                                      METALSCO, LTD.,
                                      a Georgia corporation

                                      By: ____________________________________
                                      Name:
                                      Title:


ATTESTED:

By ________________________________


                                      SKYLINER, INC.,
                                      a Delaware corporation

                                      By: ____________________________________
                                      Name:
                                      Title:


ATTESTED:

By ________________________________